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                                                                    EXHIBIT 5.1


                         [CONNER & WINTERS LETTERHEAD]


                               September 19, 2000


Prize Energy Corp.
3500 William D. Tate
Suite 200
Grapevine, Texas 76051

         Re:   Prize Energy Corp.
               Registration Statement on Form S-1
               File No. 333-44346

Gentlemen:

         We have acted as counsel for Prize Energy Corp., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of a proposed public offering of an aggregate of 4,397,960 shares of the Company's common stock, par value $.01 per share (the "Shares"), of which up to (i) 3,824,313 shares will be sold by certain stockholders of the Company (the "Selling Stockholders"), (ii) 229,458 shares will be sold by the Company subject to an over-allotment option granted to the underwriters offering the Shares, and (iii) 344,189 shares will be sold by certain other stockholders of the Company (the "Over-Allotment
Stockholders") subject to an over-allotment option granted to the underwriters offering the Shares. A Registration Statement on Form S-1, as amended (the "Registration Statement"), covering the sale of the Shares has been filed under the Securities Act with the Securities and Exchange Commission. As described in the Registration Statement, the Selling Stockholders, the Company and the Over-Allotment Stockholders are selling the Shares pursuant to an Underwriting Agreement (the "Underwriting Agreement") to be entered into among the Selling Stockholders, the Company, the Over-Allotment Stockholders and Lehman Brothers Inc., CIBC World Markets Corp. and Petrie Parkman & Co., Inc., as the representatives for the underwriters.

         In reaching the conclusions expressed in this opinion, we have (a) examined such certificates of public officials and of corporate officers and directors and such other documents and matters as we have deemed necessary or appropriate, (b) relied upon the accuracy of facts and information set


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Prize Energy Corp.
September 19, 2000
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forth in all such documents, and (c) assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals from which all such copies were made.

         Based on the foregoing, we are of the opinion that:

         1. The Shares to be sold by the Selling Stockholders have been duly authorized and are validly issued, fully paid and nonassessable shares of common stock of the Company.

         2. The Shares to be sold by the Over-Allotment Stockholders have been duly authorized and are, or with respect to any of the Shares to be issued to the Over-Allotment Stockholders by the Company pursuant to the exercise of options, when issued, delivered and paid for in accordance with the terms of the option agreements covering such Shares, will be, validly issued, fully-paid and nonassessable shares of common stock of the Company.

         3. The Shares to be sold by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms and conditions of the Underwriting Agreement, will be validly issued, fully-paid and nonassessable shares of common stock of the Company.

         We are members of the bar of the State of Oklahoma. Our opinion expressed above is limited to the laws of the State of Oklahoma, the federal laws of the United States of America and the Delaware General Corporation Law, and we do not express any opinion herein concerning the laws of any other jurisdiction. As used herein, the term "Delaware General Corporation Law" includes the statutory provisions contained therein, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws as of the date of this opinion.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

                                                  Yours very truly,

                                                  CONNER & WINTERS,
                                                  A Professional Corporation

                                                  /s/ CONNER & WINTERS,
                                                  A Professional Corporation